Exhibit 10.17

EXECUTION VERSION

$110,000,000

CREDIT AGREEMENT

among

WEB.COM GROUP, INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

and

ROYAL BANK OF CANADA,
as Administrative Agent

Dated as of July 30, 2010

RBC CAPITAL MARKETS

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

i

	Existence; Compliance with Law	43
	Power; Authorization; Enforceable Obligations	43
	No Legal Bar	44
	Litigation	44
	No Default	44
	Ownership of Property; Liens	44
	Intellectual Property	44
	Taxes	44
	Federal Regulations	44
	Labor Matters	45
	ERISA	45
	Investment Company Act; Other Regulations	45
	Subsidiaries	45
	Use of Proceeds	45
	Environmental Matters	46
	Accuracy of Information, etc	46
	Security Documents	47
	Solvency	47
	Senior Indebtedness	47
	Certain Documents	47

SECTION 5.	CONDITIONS PRECEDENT	47

	Conditions to Initial Extension of Credit	47
	Conditions to Each Extension of Credit	49

SECTION 6.	AFFIRMATIVE COVENANTS	50

	Financial Statements	50
	Certificates; Other Information	50
	Payment of Obligations	52
	Maintenance of Existence; Compliance	52
	Maintenance of Property; Insurance	53
	Inspection of Property; Books and Records; Discussions	53
	Notices	53
	Environmental Laws	53
	Interest Rate Protection	54
	Further Assurances; Additional Collateral, etc	54
	Letters of Credit	55
	Post-Closing Covenants	55

SECTION 7.	NEGATIVE COVENANTS	56

	Financial Condition Covenants	56
	Indebtedness	57
	Liens	59
	Fundamental Changes	61
	Disposition of Property	61
	Restricted Payments	62
	Investments	62
	Optional Payments and Modifications of Certain Debt Instruments	64

	Transactions with Affiliates	64
	Sales and Leasebacks	65
	Swap Agreements	65
	Changes in Fiscal Periods	65
	Negative Pledge Clauses	65
	Clauses Restricting Subsidiary Distributions	65
	Lines of Business	66
	Amendments to Acquisition Documents	66

SECTION 8.	EVENTS OF DEFAULT	66

	Events of Default	66
	Application of Proceeds	68

SECTION 9.	THE AGENTS	69

	Appointment	69
	Delegation of Duties	69
	Exculpatory Provisions	70
	Reliance by Administrative Agent	70
	Notice of Default	70
	Non-Reliance on Agents and Other Lenders	71
	Indemnification	71
	Agent in Its Individual Capacity	71
	Successor Administrative Agent	72
	Syndication Agent	72

SECTION 10.	MISCELLANEOUS	72

	Amendments and Waivers	72
	Notices	74
	No Waiver; Cumulative Remedies	74
	Survival of Representations and Warranties	75
	Payment of Expenses and Taxes	75
	Successors and Assigns; Participations and Assignments	76
	Adjustments; Set-off	79
	Counterparts	79
	Severability	80
	Integration	80
	GOVERNING LAW	80
	Submission To Jurisdiction; Waivers	80
	Acknowledgements	80
	Releases of Guarantees and Liens	81
	Confidentiality	81
	WAIVERS OF JURY TRIAL	82
	USA Patriot Act	82

SCHEDULES:

1.1A	Commitments
1.1B	Existing Letters of Credit
1.1C	Sources and Uses
1.1D	Excluded Foreign Subsidiaries
3.1	Subsidiaries
4.1	Liabilities and Dispositions
4.15	Subsidiaries
4.19	UCC Filing Jurisdictions; Intellectual Property Filings
7.3(f)	Existing Liens

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C-1	Form of Closing Certificate for Borrower
C-2	Form of Closing Certificate for Loan Parties
D	Form of Assignment and Assumption
E-1	Form of Exemption Certificate
E-2	Form of Exemption Certificate
E-3	Form of Exemption Certificate
E-4	Form of Exemption Certificate
F	Form of Borrowing Notice
G	Form of Loan Conversion and Continuation Notice
H	L/C Application
I-1	Form of Term Loan Note
I-2	Form of Revolving Loan Note

CREDIT AGREEMENT (this “Agreement”), dated as of July 30, 2010, among WEB.COM GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”), and ROYAL BANK OF CANADA, as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1.     DEFINITIONS

1.1.       Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2010 Projection Model”:  the projection model delivered to the Lenders before the Closing Date detailing marketing expenses to be incurred for the fiscal years 2010 through 2015.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0% (provided, that for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Libor Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day).  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition”:  the acquisition by Web.com Group, Inc. of all of the outstanding Capital Stock of Register.com (Cayman) Limited Partnership from the existing holders of such capital stock, pursuant to the Acquisition Agreement.

“Acquisition Agreement”:  the Purchase Agreement, dated as of June 17, 2010, among the Borrower, Register.com (Cayman) Limited Partnership, Register.com GP (Cayman) Ltd. and the sellers named therein.

“Acquisition Documentation”:  collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Acquisition Expenses”: any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Acquisition, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Adjustment Date”:  as defined in the Applicable Pricing Grid.

“Administrative Agent”:  Royal Bank of Canada, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of determining the Affiliates of the Borrower, “control” of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Indemnitee”:  as defined in Section 9.7.

“Agents”:  the collective reference to the Syndication Agent and the Administrative Agent.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loan and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided, that in the case of Section 2.23 when a Defaulting Lender shall exist, “Aggregate Exposure Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Aggregate Exposure Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Agreement”:  as defined in the preamble hereto.

“Applicable Margin”:  for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans

Revolving Loans and Swingline Loans	3.50%	4.50%

Term Loans	3.50%	4.50%

; provided, that on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans, Swingline Loans and Term Loans will be determined pursuant to the Applicable Pricing Grid.

“Applicable Pricing Grid”:  the table set forth below:

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
Greater than 2.25:1.00	4.50%	3.50%
Less than or equal to 2.25:1.00 but greater than 1.75:1.00	4.25%	3.25%
Less than or equal to 1.75:1.00	4.00%	3.00%

For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply.  In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply.  Each determination of the Consolidated Leverage Ratio for purposes of the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Application”:  an application, in the form of Exhibit H, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”:  as defined in Section 10.6(b).

“Asset Sale”:  any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g) or (h) of Section 7.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”:  as defined in Section 10.6(b).

“Assignment and Assumption”:  an Assignment and Assumption, substantially in the form of Exhibit D.

“Available Revolving Commitment”:  as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefitted Lender”:  as defined in Section 10.7(a).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”:  as defined in Section 4.17(a)(v).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Canadian Government Loan”: the principal amount of the Indebtedness of Register.com, Inc. under the Promissory Note, dated as of June 9, 2008, issued in favor of Her Majesty the Queen in Right of the Province of Nova Scotia pursuant to the Letter of Offer, dated March 27, 2008, from Nova Scotia Economic Development to Register.com, Inc.

“Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

 “Capital Stock”:  with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, rights or options to purchase any of the foregoing and any and all securities convertible into or exchangeable for shares of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or others  interests are outstanding on any date of determination.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Class”:  when used in reference to (a) any Loan, refers to whether such Loan is a Revolving Loan, Term Loan or Swingline Loan, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is July 30, 2010.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”:  as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate”:  0.50% per annum.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender pursuant to an Assignment and Assumption; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

 “Consolidated Current Assets”:  at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”:  at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated EBITDA”:  for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) extraordinary losses reducing Consolidated Net Income during any such period, (f) any cash restructuring, integration, transition, severance, facilities discontinuation or transaction costs, fees or expenses reducing Consolidated Net Income during any such period ending (x) on or prior to December 31, 2011 in an aggregate amount not to exceed $6,000,000 or (y) subsequent to December 31, 2011 in an aggregate amount not to exceed $5,000,000 in any fiscal year, (g) any expenses or losses resulting from the fair market value adjustment to acquired deferred revenue under purchase accounting rules reducing Consolidated Net Income during any such period, (h) any expenses resulting from the related fair market value adjustment to acquired prepaid registry fees under purchase accounting reducing Consolidated Net Income for any such period, (i) non-cash stock-based compensation expenses, (j) other non-cash expenses or losses reducing Consolidated Net Income during any such period (excluding any such losses or expenses that represent an accrual or reserve for a cash expenditure for a future period), (k) Acquisition Expenses in the case of any period that includes a period ending prior to December 31, 2010, or, solely with respect to audit and valuation expenses which constitute Acquisition Expenses, any period that includes a period ending on or prior to December 31, 2011 or (l) solely for purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of compliance with the covenants set forth in Section 7.1, marketing program expenditures to the extent such expenditures (A) exceed the projected amount of such expenses as reflected in the 2010 Projection Model for such period, (B) are identified in writing to the Administrative Agent in advance of being made, (C) reduce Consolidated Net Income for any such period and (D) do not exceed $3,000,000 in any fiscal year, minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside the ordinary course of business, but excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (j) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected in Consolidated Net Income to the extent such amounts were added back in any prior fiscal quarter, all as determined on a consolidated basis.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any Permitted Acquisition made pursuant to Section 7.7(h) that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property to any Person that is not a Loan Party or a Subsidiary that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $3,000,000.  For purposes of determining the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, Consolidated EBITDA for the fiscal quarters ended September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009 shall be $10,200,000, $10,000,000, $8,500,000, and $11,400,000, respectively.

“Consolidated Fixed Charge Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures but, for the avoidance of doubt, including any Revolving Loans incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”:  for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans), but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness permitted under Section 7.2.

“Consolidated Interest Expense”:  for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio”:  as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”:  at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (it being agreed that, for purposes of Section 6.4, “Contractual Obligation” shall not include any Loan Document).

“Credit Party”: the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clauses (i) and/or (ii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit in each case in this clause (b), unless the subject of a good faith dispute, (c) has failed, within three Business Days after written request by a Credit Party, acting in good faith and based on the reasonable belief that such Lender may not fulfill its funding obligation, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, unless the subject of a good faith dispute (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent), or (d) has become the subject of a Bankruptcy Event.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

 “Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“ECF Percentage”:  50%; provided, that with respect to each fiscal year of the Borrower ending on or after December 31, 2010, the ECF Percentage shall be reduced to 33% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 1.5 to 1.0.

“Environmental Claim”: any written or oral notice, claim, demand, order, action, suit, complaint, proceeding, request for information or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location; (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

 “Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or human health and safety.

“Environmental Permits”: any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

“Environmental Report”:  any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, including any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by the Borrower, any of its Subsidiaries or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower, any of its Subsidiaries or any  ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (g) the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by the Borrower, any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) to the extent not funded with the proceeds of Indebtedness, the aggregate amount of all principal repayments or prepayments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount of permitted optional prepayments of the Subordinated Note during such fiscal year (to the extent such prepayments are not funded with the proceeds of Indebtedness), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

“Excess Cash Flow Application Date”:  as defined in Section 2.11(c).

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary”:  (1) any Subsidiary listed on Schedule 1.1D and (2) any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or any of its Subsidiaries.

“Existing Letters of Credit”: the letters of credit identified on Schedule 1.1B.

“Facility”:  each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Federal Funds Rate”:  means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a), if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of June 17, 2010, by and among the Borrower, Royal Bank of Canada, Wells Fargo Securities LLC and Wells Fargo Bank, National Association.

“Fee Payment Date”:  (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Foreign Subsidiary”:  any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”:  as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”:  the Subsidiary Guarantors.

“Immaterial Subsidiary”: on any date, any Subsidiary that represented 1% or less of consolidated total assets and 1% or less of annual consolidated revenues of the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1(a) prior to such date; provided, that (i) at such time as any such Subsidiary becomes a party to this Agreement or any other Loan Document or executes and delivers a guarantee, security agreement, mortgage or other similar agreement supporting the Obligations, such Subsidiary shall at all times thereafter not be an Immaterial Subsidiary irrespective of the value of its assets or its revenues and (ii) the aggregate assets and aggregate annual consolidated revenues of all Immaterial Subsidiaries shall at no time exceed 5% of consolidated total assets and 5% of annual consolidated revenues of the Borrower and its Subsidiaries, respectively (the “5% Requirement”); provided further, that in the event that the designation of any Subsidiary as an Immaterial Subsidiary would result in the failure to comply with the 5% Requirement, the Borrower shall notify the Administrative Agent as to the Subsidiary or Subsidiaries which shall no longer be deemed Immaterial Subsidiaries, to the extent required to ensure compliance with the 5% Requirement.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, valued at the lesser of (i) if recourse is limited to such property, the fair market value of such property or (ii) the amount of the Indebtedness of such other Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnitee”:  as defined in Section 10.5.

“Insolvent”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all intellectual property and all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses (each as defined in the Guarantee and Collateral Agreement), trade secrets, know-how and other proprietary information and related documentation, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a) as to any ABR Loan (other than any Swingline Loan), the first Business Day following the last day of each March, June, September and December (or, if an Event of Default is in existence, the first Business Day following last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)       if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)      the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

(iii)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)     the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”:  as defined in Section 7.7.

“Issuing Lender”:  Royal Bank of Canada or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

“L/C Commitment”:  $5,000,000.

“L/C Disbursement”:  a payment made by an Issuing Lender pursuant to a Letter of Credit.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”:  the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lead Arrangers”: the collective reference to RBC Capital Markets and Wells Fargo Securities, LLC.

“Lenders”:  as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”:  as defined in Section 3.1(a).

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

 “Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”:  the Borrower and each of its Subsidiaries that is a party to a Loan Document.

“Majority Facility Lenders”:  with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

 “Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property, or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation or any hazardous, toxic or other substances, materials or wastes, regulated pursuant to or that could give rise to liability under any Environmental Law.

“Maturity Date”: July 30, 2015.

“Mortgages”:  each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

 “Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender”:  as defined in Section 10.1.

“Non-Excluded Taxes”:  as defined in Section 2.19(a).

“Non-U.S. Lender”:  as defined in Section 2.19(e).

“Notes”:  the collective reference to any promissory note evidencing Loans, substantially in the form of Exhibit I-1 in the case of a Note with respect to a Term Loan and substantially in the form of Exhibit I-2 in the case of a Note with respect to Revolving Loans.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”:  as defined in Section 10.6(c).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan”:  any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition”:  as defined in Section 7.7(h).

“Permitted Refinancing” shall mean, with respect to any Indebtedness of any person, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that (i) in the case of any modification, refinancing, refunding, renewal or extension of Indebtedness assumed pursuant to Section 7.2(q), no person that is not an obligor with respect to such Indebtedness immediately prior to such modification, refinancing, refunding, renewal or extension shall be an obligor with respect to such Indebtedness after giving effect to such modification, refinancing, refunding, renewal or extension, (ii) the final maturity and weighted average life to maturity of such Indebtedness shall not be shortened as a result of such modification, refinancing, refunding, renewal or extension, (iii) in the case of any modification, refinancing, refunding, renewal or extension of Indebtedness incurred pursuant Section 7.2(e), the other material terms and conditions of such Indebtedness after giving effect to such modification, refinancing, refunding, renewal or extension, taken as a whole, including the collateral if any securing such Indebtedness, shall not be materially more restrictive as determined by the Borrower in good faith, and (iv) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such modification, refinancing, refunding, renewal or extension.

“Permitted Sale and Leaseback” means the sale and leaseback of the property located at 1425 North Washington Street, Spokane, Washington.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time any employee benefit plan that is covered by ERISA and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such Plan were terminated, would under or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate”:  the rate of interest per annum publicly announced from time to time by Royal Bank of Canada as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Royal Bank of Canada in connection with extensions of credit to debtors).

“Pro Forma Balance Sheet”:  as defined in Section 4.1(a).

“Prohibited Transaction”:  as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Projections”:  as defined in Section 6.2(c).

“Properties”:  as defined in Section 4.17(a).

“Proposed Change”:  as defined in Section 10.1.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

“Refunded Swingline Loans”:  as defined in Section 2.7(b).

“Register”:  as defined in Section 10.6(b)(iv).

“Regulation S-X”:  Regulation S-X of the Securities Act of 1933, as amended.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business, other than current assets.

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business, other than current assets.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business, other than current assets, with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replaced Term Loans”:  as defined in Section 10.1.

“Replacement Term Loans”:  as defined in Section 10.1.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived, with respect to a Pension Plan.

“Required Lenders”:  (a) at any time there are four or fewer Lenders hereunder, the holders of more than 66 2/3% of (i) until the Closing Date, the Commitments then in effect and (ii) thereafter, the sum of (x) the aggregate unpaid principal amount of the Term Loans then outstanding and (y) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; or (b) at any time there are at least five Lenders hereunder, the holders of more than 50% of the sum of (x) the aggregate unpaid principal amount of the Term Loans then outstanding and (y) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”:  as defined in Section 7.6.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original amount of the Total Revolving Commitments is $15,000,000.

“Revolving Commitment Period”:  the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Credit Exposure”: with respect to any Lender at any time, the sum of the outstanding principal amount of such Revolving Lender's Revolving Loans and its L/C Obligations at such time.

 “Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Lender”:  each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”:  as defined in Section 2.4(a).

“Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding; provided, that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”:  July 30, 2015.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any Affiliate of any Lender to which Obligations are owed by any Loan Party.

 “Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, any Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management Agreement”:  any agreement providing for treasury, depositary, purchasing card or cash management services, or bank card products or services provided in connection therewith, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Lender or an Affiliate thereof, which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or such Guarantor, as a “Specified Cash Management Agreement”.

“Specified Swap Agreement”:  any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Guarantor and any Person that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into (notwithstanding such Person subsequently ceases at any time to be a Lender or an Affiliate thereof under this Agreement for any reason) together with such Lender’s or Affiliate’s successors and assigns (if any).

“Subordinated Note”:  the subordinated unsecured note in a principal amount of $5,000,000, issued by the Borrower on the date hereof to Register.com GP (Cayman) Ltd.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”:  each Subsidiary of the Borrower other than (i) any Excluded Foreign Subsidiary and (ii) any Immaterial Subsidiary, for as long as such Subsidiary remains an Immaterial Subsidiary; provided, that Ranger Holdco LLC (or any other entity holding all or substantially all of the Capital Stock of Register.com, Inc. or any successor or assignee of all or substantially all the assets of Register.com, Inc.) shall be a Subsidiary Guarantor; provided further, that each of Register.com Investments Coöperatie U.A. and Register Domain Spain, S.L. shall not be required to be a Subsidiary Guarantor until such time as the Administrative Agent requests that the Borrower cause it to become a Subsidiary Guarantor (unless at such time it constitutes an Immaterial Subsidiary) and, following such request, it shall promptly comply with the requirements of Section 6.10 as if it were a new Subsidiary.

“Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000; provided, that such amount may be adjusted downward should the Borrower exceed the Revolving Commitment (less the Swingline Commitment) and may be adjusted back up if any repayments or prepayments of Revolving Loans are made so as to result in availability under the Revolving Commitment (less the Swingline Commitment).

“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Exposure Percentage of the total Swingline Exposure at such time.

“Swingline Lender”:  Royal Bank of Canada or any of its Affiliates, in its capacity as the lender of Swingline Loans.

“Swingline Loans”:  as defined in Section 2.6.

“Swingline Participation Amount”:  as defined in Section 2.7(c).

“Syndication Agent”:  as defined in the preamble hereto.

“Target”:  Register.com (Cayman) Limited Partnership, a Cayman Islands limited partnership.

“Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Term Commitments is $95,000,000.

 “Term Lenders”:  each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”:  as defined in Section 2.1.

 “Term Percentage”:  as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

 “Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

 “Transferee”:  any Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”:  the United States of America.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

1.2.       Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)        As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower or any of its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that except as expressly specified in the definition of Consolidated EBITDA, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of determination or calculation under this Agreement, then the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower and its Subsidiaries consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all accounting determinations and computations made hereunder (including under Section 7.1 and the definitions used in such calculation) shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.  Unless otherwise expressly provided, Section 7.1 and all defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

(c)        The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS

2.1.      Term Commitments.  Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender.  The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

2.2.      Procedure for Term Loan Borrowing.  The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit F (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 9:00 A.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender; provided, that if any Term Lender has not funded its Term Loan by 9:00 A.M., New York City time on the Closing Date and has not indicated to the Administrative Agent that it will not be funding its Term Loan, the Administrative Agent is authorized to advance such Term Lender’s Term Loan; provided further, that such Term Lender shall fund its Term Loan no later than 12:00 Noon, New York City time on the Closing Date.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3.      Repayment of Term Loans.  The Term Loan of each Lender shall mature in twenty (20) consecutive quarterly installments on the last day of each quarter starting with the quarter ending December 31, 2010, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
December 31, 2010	$2,375,000
March 31, 2011	$2,375,000
June 30, 2011	$2,375,000
September 30, 2011	$2,375,000
December 31, 2011	$2,968,750
March 31, 2012	$2,968,750
June 30, 2012	$2,968,750
September 30, 2012	$2,968,750
December 31, 2012	$2,968,750
March 31, 2013	$2,968,750
June 30, 2013	$2,968,750
September 30, 2013	$2,968,750
December 31, 2013	$2,968,750
March 31, 2014	$2,968,750
June 30, 2014	$2,968,750
September 30, 2014	$2,968,750
December 31, 2014	$12,468,750
March 31, 2015	$12,468,750
June 30, 2015	$12,468,750
Maturity Date	$12,468,750

Notwithstanding the foregoing, such installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with Section 2.10 and Section 2.11.

2.4.      Revolving Commitments.  (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b)       The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5.      Procedure for Revolving Loan Borrowing.   The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided, that the Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit F (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided, that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof.  Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Notwithstanding the foregoing, solely with respect to the Revolving Loans made on the Closing Date, not later than 9:00 A.M., New York City time, on the Closing Date each Revolving Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to its pro rata share of such Revolving Loans; provided, that if any Revolving Lender has not funded its pro rata share of such Revolving Loans by 9:00 A.M., New York City time on the Closing Date and has not indicated to the Administrative Agent that it will not be funding its pro rata share of such Revolving Loans, the Administrative Agent is authorized to advance such Revolving Lender’s pro rata share of such Revolving Loans; provided further, that such Revolving Lender shall fund its pro rata share of such Revolving Loans no later than 12:00 Noon, New York City time on the Closing Date.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6.      Swingline Commitment.  (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero.  During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be ABR Loans only.

(b)       The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.7.      Procedure for Swingline Borrowing; Refunding of Swingline Loans.  (a)Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give each of the Swingline Lender and the Administrative Agent irrevocable fax or .pdf notice signed by the authorized signatories (which written notice must be received by each of the Swingline Lender and the Administrative Agent not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.  Not later than 3:00 P.M., New York City time, the Swingline Lender shall make the proceeds of such Swingline Loan available to the Borrower on the requested Borrowing Date by depositing such proceeds in the account of the Borrower on such Borrowing Date in immediately available funds.

(b)       The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to the Administrative Agent, who shall then request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice.  The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.  The Borrower irrevocably authorizes the Swingline Lender, following notice by the Swingline Lender to the Administrative Agent, to charge the Borrower’s accounts (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c)        If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender (through the Administrative Agent) an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d)       Whenever, at any time after the Swingline Lender has received from any Revolving Lender (through the Administrative Agent) such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute (through the Administrative Agent) to such Lender  its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return (through the Administrative Agent) to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)        Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8.      Commitment Fees, etc.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

(b)   The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9.      Termination or Reduction of Revolving Commitments.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments.  Each notice delivered by the Borrower pursuant to this Section 2.9 shall be irrevocable; provided, that such notice may state that it is conditioned upon the effectiveness of other credit facilities, settlement of an offering of securities or a Change in Control, in each case, which such notice may be revoked by the Borrower (by notice to the Administrative Agent no later than  10:00 A.M., New York City time, on the specified effective date) if such condition is not satisfied.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10.    Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20.  Each notice delivered by the Borrower pursuant to this Section 2.10 shall be irrevocable; provided, that such notice may state that it is conditioned upon the effectiveness of other credit facilities, settlement of an offering of securities or a Change in Control, in each case, which such notice may be revoked by the Borrower (by notice to the Administrative Agent no later than 10:00 A.M., New York City time, on the specified effective date) if such condition is not satisfied.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 (or, if the Term Loans then outstanding are less than $1,000,000, such lesser amount).  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 (or, if the Swingline Loans then outstanding are less than $100,000, such lesser amount).  Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.10 shall be applied, in the case of Term Loans, to the prepayment of the Term Loans in accordance with Section 2.17(b) and, in the case of Commitment reductions, to reduce permanently the Revolving Commitments.

2.11.    Mandatory Prepayments and Commitment Reductions.  (a)  If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2, other than paragraph (s) thereof), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within one Business Day of the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d).

(b)       If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within one Business Day of such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d); provided, that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d).

(c)        If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2011, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, prepay an aggregate amount of Loans in an amount equal to (A) the ECF Percentage of Excess Cash Flow for the fiscal year covered by the financial statements for such fiscal year (such prepayment to be applied as set forth in Section 2.11(d) below), minus (B) solely with respect to the fiscal year ending December 31, 2011, $7,500,000.  Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d)       Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.11 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.17(b) and, second, to reduce permanently the Revolving Commitments.  Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced; provided, that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.  The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.  Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.12.    Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in the form of Exhibit G of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in the form of Exhibit G of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)       Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent in the form of Exhibit G, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; provided further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13.    Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.14.    Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)       Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)        (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)       Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15.    Computation of Interest and Fees.  (a)  Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Rate shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)       Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16.    Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)        the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)       the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)       Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.  The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the respective then remaining principal amounts thereof.  Except as otherwise may be agreed by the Administrative Agent and the Required Lenders, any prepayment of Loans shall be applied to the then outstanding Term Loans on a pro rata basis regardless of Type.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)        Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d)       All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)        Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f)        Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g)       If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4, 2.6, 3.1, 2.17(e), 2.17(f) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18.    Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)           shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for the excluded taxes described in the first sentence of Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

(ii)          shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)         shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans (or, in the case of (i), any Loan) or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 10 days after receipt of an invoice therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)       If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)        A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19.    Taxes.  (a)  All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes), branch-level income tax and branch profits taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); provided, that if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender as determined in good faith by the applicable withholding agent, (i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made; provided further, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (w) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) or (f) of this Section (x) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, or designates a new lending office except to the extent that such Lender’s (or its assignor if any) was entitled, at the time of such change in lending office (or assignment), to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (y) that are imposed by reason of Section 1471 or Section 1472 of the Code other than by reason of a change in Law imposed after the date hereof (in the case of Section 1471 or 1472 of the Code, any future regulation or official interpretation of Section 1471 or 1472 of the Code as such sections are in effect as of the date hereof shall not be considered a change in law imposed after the date hereof).

(b)       In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.  If (i) the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) the Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition of tax, excluding interest and penalties caused by the willful misconduct or gross negligence of the Administrative Agent or any Lender, in the case of (iii).

(d)        Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)        Any Lender that is entitled to an exemption from or reduction of withholding tax or backup withholding tax under the law of any applicable jurisdiction with respect to payments under the Loan Documents shall deliver to the Borrower and the Administrative Agent at any time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation as prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or backup withholding tax or at a reduced rate.

Without limiting the generality of the foregoing, any Lender that is not a “United States Person” (as defined in Section 7701(a)(30) of the Code) (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Non-U.S. Lender is legally entitled to do so), whichever of the following is applicable:

(i)           duly completed signed originals of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)          duly completed signed originals of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii)         in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a signed original certificate, in substantially the form of Exhibit E-1, or any other form approved by the Administrative Agent and the Borrower, to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Non-U.S. Lender’s conduct of a U.S. trade or business and (y) duly completed signed originals of Internal Revenue Service Form W-8BEN (or any successor forms),

(iv)        to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a typical participation), a signed original Internal Revenue Service Form W-8IMY, accompanied by a signed original Form W-8ECI, W-8BEN, a certificate in substantially the form of Exhibit E-2, Exhibit E-3 or Exhibit E-4, as applicable, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate, in substantially the form of Exhibit E-3, on behalf of such beneficial owner(s), or

(v) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Any Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

Each Lender shall, from time to time after the initial delivery by Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete, expired or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Non-U.S. Lender’s status or that such Lender is entitled to an exemption from or reduction in withholding tax or backup withholding tax  with respect to payments under any Loan Document or (2) notify the Administrative Agent and the Borrower of the inability of any previously delivered forms, certifications, or other evidence (including invalidity due to a change in the Lender’s status as the beneficial owner (for U.S. tax purposes) of any payments (or portions thereof) due under the Loan Documents) and its inability to deliver any such forms, certificates or other evidence.

Each Lender on or prior to the date on which such Lender becomes a Lender hereunder and from time to time thereafter, either upon the request of the Borrower or the Administrative Agent or its agents or upon the expiration or obsolescence of any previously delivered documentation, shall furnish to the Borrower and the Administrative Agent any documentation that is required under the Code or applicable Treasury regulations (including any documentation that is required as a result of any future regulation or official interpretation of Section 1471 or 1472 of the Code as in effect as of the date hereof ) to enable the Borrower or the Administrative Agent to determine and execute its obligations, duties and liabilities with respect to Section 1471 or 1472 of the Code, including but not limited to any taxes it may be required to withhold in respect of  Section 1471 or 1472 of the Code.

(f)        A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(g)       If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(h)       The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20.    Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21.    Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22.    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19(a), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or 2.19(a), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19(a), or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.19(a), such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.23.    Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)        fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.8(a);

(b)       the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)       if any Swingline Exposure or L/C Obligation exists at the time such Lender becomes a Defaulting Lender then:

(i)           all or any part of the Swingline Exposure and L/C Obligation of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Aggregate Exposure Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and L/C Obligation does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall following notice by the Administrative Agent (x) first, within three Business Days following notice by the Administrative Agent, prepay such Swingline Exposure and (y) second, within three Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligation (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Obligation is outstanding;

(iii)         if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligation pursuant to Section 2.23(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Obligation during the period such Defaulting Lender’s L/C Obligation is cash collateralized;

(iv)         if the L/C Obligation of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(a) and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Aggregate Exposure Percentages; and

(v)          if all or any portion of such Defaulting Lender’s L/C Obligation is neither reallocated nor cash collateralized pursuant to Section 2.23, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligation) and letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Obligation shall be payable to the Issuing Lender until and to the extent that such L/C Obligation is reallocated and/or cash collateralized; and

(d)         so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligation will be 100% covered by the Commitments of the non-Defaulting Lenders, including obligations to participate in Swingline Loans and Letters of Credit, and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, then in the event that such Lender becomes a Defaulting Lender, the re-allocation described in clause (c)(i) above or the other procedures described in this Section 2.23 shall apply to the Swingline Exposure and L/C Obligations of such Lender or, solely with respect to a request for Swingline Loans, the Borrower shall make a request for Swingline Loans on a “net” basis taking into account the unavailability of such Defaulting Lender’s commitment.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligation of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Aggregate Exposure Percentage.

SECTION 3.     LETTERS OF CREDIT

3.1.      L/C Commitment.  (a)  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower or the Subsidiaries listed on Schedule 3.1 (as such schedule may be updated from time to time to the satisfaction of the Issuing Lender), and to amend or extend Letters of Credit previously issued by it, on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date unless such Letter of Credit shall be cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the Issuing Lender.  Any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); provided further, that in the event any such Letter of Credit is renewed beyond the date referred to in clause (y) above, such Letter of Credit shall be cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the Issuing Lender.

(b)        The Issuing Lender shall not at any time be obligated to issue or amend any Letter of Credit if such issuance or amendment would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2.       Procedure for Issuance and Amendment of Letter of Credit.  The Borrower may from time to time request that the Issuing Lender issue or amend, as the case may be, a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein an Application therefor, completed to the satisfaction of each of the Issuing Lender and the Administrative Agent, and such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures (including receiving information from the Administrative Agent that there is sufficient availability under the L/C Commitment and the Revolving Commitment) and shall promptly issue or amend, as applicable, the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue or amend any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof, amending an existing Letter of Credit, or as otherwise may be agreed to by the Issuing Lender and the Borrower.  The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance or amendment thereof.  The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance or amendment of each Letter of Credit (including the amount thereof).

3.3.       Fees and Other Charges.  (a)  The Borrower will pay a fee on all outstanding undrawn and unexpired Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date.  In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date or amendment date, as applicable.

(b)       In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4.      L/C Participations.  (a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned to it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount that is not so reimbursed (or is so returned).  Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)       If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility.  A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)        Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5.       Reimbursement Obligation of the Borrower.  If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 1:00 P.M., New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5 or Section 2.7 that such payment be financed with an ABR Revolving Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan.  Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds.  Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c).

3.6.       Obligations Absolute.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7.      Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8.      Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9.      Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder of any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.      Financial Condition.  (a)  The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2010 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made, the issuance of the Subordinated Note, on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2010, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)       The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2007, December 31, 2008 and December 31, 2009 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young, LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2010 and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments, if any.

(c)        The audited consolidated balance sheets of the Target and its consolidated Subsidiaries as at December 31, 2007, December 31, 2008 and December 31, 2009 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Amper, Politziner & Mattia, LLP, to the Borrower’s knowledge, present fairly in all material respects the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  To the Borrower’s knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  As of the Closing Date, neither the Target nor any of its Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or reflected on Schedule 4.1.  During the period from December 31, 2009 to and including the date hereof, there has been no Disposition by the Target or any of its Subsidiaries of any material part of its business or property, other than as set forth on Schedule 4.1.

4.2.      No Change.  Since December 31, 2009, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3.      Existence; Compliance with Law.  Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of each of (b) through (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4.      Power; Authorization; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) the filings referred to in Section 4.19 or otherwise required in order to perfect, record or maintain the security interests granted under the Security Documents and (ii) those that, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5.      No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries, except for any such violation other than with respect to a violation of the organizational documents of the Borrower or any of its Subsidiaries, which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

4.6.      Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Responsible Officer of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7.      No Default.  None of the Borrower or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.8.      Ownership of Property; Liens.  Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property except as could not reasonably be expected to materially interfere with the conduct of business of the Borrower and its Subsidiaries, taken as a whole, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9.      Intellectual Property.  Each of the Borrower and its Subsidiaries owns, is licensed to use or possesses the right to use all material Intellectual Property necessary for the conduct of its business as currently conducted.  No claim has been asserted in writing and is pending by any Person challenging the use of any Intellectual Property owned by the Borrower or its Subsidiaries or the validity or effectiveness of any such Intellectual Property, nor does any Responsible Officer of the Borrower know of any valid basis for any such claim.  The conduct of the business by each of the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10.    Taxes.  (i) Each of the Borrower and its Subsidiaries has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and any of its relevant Subsidiaries); and (ii) no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11.    Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12.    Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or any of its relevant Subsidiaries.

4.13.    ERISA.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the Borrower and its Subsidiaries and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate or to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106.  The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of all such underfunded Pension Plans.

4.14.    Investment Company Act; Other Regulations.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15.    Subsidiaries.  Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except to the extent permitted by the Loan Documents.

4.16.    Use of Proceeds.  The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses.  The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for working capital needs and general corporate purposes of the Borrower and its Subsidiaries (including to finance a portion of the Acquisition and to pay related fees and expenses) and for the issuance of Letters of Credit.

4.17.        Environmental Matters.

(a)           Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(i)           the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected give rise to liability under, any applicable Environmental Law;

(ii)           each of the Borrower and its Subsidiaries (A) is in compliance with all, and has not violated any, applicable Environmental Laws; (B) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; and (C) is in compliance with all, and has not violated any, of its Environmental Permits;

(iii)           neither the Borrower nor any Subsidiary is aware of any past, present, or reasonably anticipated future events, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent it from (or increase the burden on it of) complying with applicable Environmental Laws or obtaining, renewing, or complying with all Environmental Permits required under such laws;

(iv)           Materials of Environmental Concern are not present at, on, under, in or about any current or former Properties or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) in amounts or concentrations or under circumstances that:  (A) constitute or constituted a violation of, or could give rise to liability under, any Environmental Law or otherwise result in costs to the Borrower or its Subsidiaries; or (B) interfere with the continuing operations of Borrower or its Subsidiaries;

(v)           neither the Borrower nor any Subsidiary has received notice of any pending or threatened Environmental Claim with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”), nor is the Borrower aware of any facts, conditions or circumstances that could reasonably be expected to give rise to such an Environmental Claim; and

(vi)           none of the Borrower or any of its Subsidiaries has assumed or retained any obligations or liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

(b)           The Borrower has provided to the Administrative Agent true and complete copies of all Environmental Reports that are in the possession or control of the Borrower or any Subsidiary.

4.18.        Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contain as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances when made.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19.         Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the certificated Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

4.20.         Solvency.  The Loan Parties on a consolidated basis are, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.21.         Senior Indebtedness.  The Obligations constitute “Senior Indebtedness” (or any comparable term) of the Borrower under and as defined in the documentation governing the Subordinated Note.  The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute “Senior Indebtedness” (or any comparable term) of such Subsidiary Guarantor under and as defined in the documentation governing the Subordinated Note.

4.22.         Certain Documents.  The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation and the Subordinated Note, including any amendments, supplements or modifications with respect to any of the foregoing.

SECTION 5.       CONDITIONS PRECEDENT

5.1.           Conditions to Initial Extension of Credit.  The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)            Credit Agreement; Guarantee and Collateral Agreement.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, including for the avoidance of doubt, Register.com, Inc., and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

(b)           Acquisition.  (i) The Acquisition shall be consummated concurrently with the initial funding of the Credit Facilities in accordance with the terms of the Acquisition Agreement and no terms or conditions to the Borrower’s obligations to consummate the Acquisition shall have been amended or waived other than (x) with the consent of the Agents (which consent shall not be unreasonably withheld or delayed (it being understood that the Administrative Agent shall promptly post to Intralinks a notice to the Lenders regarding the giving of any such consent)) or (y) any terms or conditions the amendment or waiver of which shall not be materially adverse to the Lenders or the Lead Arrangers (as determined by the Agents (it being understood that the Administrative Agent shall promptly post to Intralinks a notice to the Lenders regarding the making of any such determination)) (it being understood that any change to the purchase price of the Acquisition in excess of $5,000,000 or to the financing cooperation covenant in the Acquisition Agreement shall be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers); (ii) the sources and uses of funding for the Acquisition shall be as set forth on the Sources and Uses table attached as Schedule 1.1C; and (iii) after giving effect to the Acquisition and the borrowings under the Loan Documents, the Subordinated Note and the payment of fees and expenses in connection with the foregoing, Register.com (Cayman) Limited Partnership and its Subsidiaries shall have no Indebtedness, other than the Indebtedness pursuant to any Loan Document, the Canadian Government Loan in an amount not to exceed CDN $672,000, trade payables, Capital Leases, equipment financings, the Existing Letters of Credit and  other Indebtedness permitted by Section 7.2.

(c)           Pro Forma Balance Sheet; Financial Statements.  The Lenders shall have received (i) the Pro Forma Balance Sheet and a pro forma statement of operations for the 12-month period ending March 31, 2010, prepared in accordance with Regulation S-X with such adjustments or deviations therefrom as the Lead Arrangers may agree, (ii) the audited consolidated financial statements of each of the Borrower and the Target for the 2007, 2008 and 2009 fiscal years and (iii) the unaudited interim consolidated financial statements of each of the Borrower and the Target for each fiscal quarter ended (A) after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph and (B) at least 45 days prior to the Closing Date.

(d)           Approvals.  All governmental and third party approvals necessary in connection with the execution and delivery of the Loan Documents shall have been obtained and be in full force and effect. No action, investigation, litigation or proceeding exists, is pending or is threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect on the Borrower or the execution and delivery of the Loan Documents.

(e)           Lien Searches.  The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens (A) permitted by Section 7.3 or (B) discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(f)           Fees.  The Lenders, the Administrative Agent and the Lead Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date pursuant to the Fee Letter.  All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(g)           Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the charter, articles, certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (if applicable), and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization (if applicable).

(h)           Legal Opinion.  The Administrative Agent shall have received the legal opinion of Cooley LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

(i)           Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j)           Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(k)           Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower.

(l)           Insurance.  The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

(m)          No Material Adverse Effect.  There not occurring or becoming known to the Lead Arrangers any Material Adverse Effect as that term is defined in the Acquisition Agreement.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2.          Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)           No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.   AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1.          Financial Statements.  Furnish to the Administrative Agent and each Lender:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited Borrower-prepared consolidating balance sheet of the Borrower and its consolidated and consolidating Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of audited financial statements, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

(b)           as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and unaudited Borrower-prepared consolidating balance sheet of the Borrower and its consolidated and consolidating Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

6.2.           Certificates; Other Information.  Furnish to the Administrative Agent and each Lender:

(a)            concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)           concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing (A) a schedule setting forth any differences in the financial condition and results of operations of the Borrower and its Subsidiaries for the relevant fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter from the portion of the Projections (including, for the avoidance of doubt, the budget) covering such periods, and (B) all information and calculations necessary for determining compliance by each of the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any Intellectual Property acquired by any Loan Party and (3) a description of any Person that has become a Borrower or any of its Subsidiaries, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c)           as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made; provided, that unless an Event of Default has occurred and is continuing, the Borrower shall not be required to deliver more than one significant revision in any fiscal quarter;

(d)           concurrently with the delivery of any financial statements pursuant to Section 6.1, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

(e)           no later than three Business Day prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Documentation or the Subordinated Note;

(f)           within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(g)           promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Borrower, any of its relevant Subsidiaries or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Borrower, any of its Subsidiaries or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof;

(h)           following the delivery of any financial statements pursuant to Section 6.1, management of the Borrower shall make itself available for one conference call with the Administrative Agent and Lenders during which it will offer a comparison of the financial condition and results of operations of the Borrower and its Subsidiaries for the relevant fiscal quarter and for the period from the beginning of then then-current fiscal year to the end of such fiscal quarter to the portion of the Projections (including, for the avoidance of doubt, the budget) covering such periods; and

(i)           promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(d) or (f) shall be deemed to have been delivered on the date (i) on which the Borrower files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to any Lender that requests that the Borrower deliver such paper copies and (B) in the case of clauses (i) and (ii) above, the Borrower shall (x) notify the Administrative Agent of the filing or posting of any such documents and (y) provide copies of all such documents to the Administrative Agent for posting on an Internet or intranet website to which the Lenders have access.

6.3.           Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including tax liabilities, except where such obligation is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its relevant Subsidiaries.

6.4.           Maintenance of Existence; Compliance.  (a)(i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with (i) all Contractual Obligations and (ii) Requirements of Law, except (A) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) to the extent such Contractual Obligation or Requirement of Law is currently being contested in good faith by appropriate proceedings.

6.5.           Maintenance of Property; Insurance.  (a)  Keep all material property reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are customarily insured against by Persons engaged in the same general area by companies engaged in the same or a similar business and owning similar properties.

6.6.           Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) at reasonable times and upon reasonable advance notice, as often as may be desired, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants; provided, that (i) representatives of the Borrower or such Subsidiary may be present and participate in any such discussion with such accountants and (ii) unless an Event of Default has occurred and is continuing, such visits, inspections and making of abstracts shall occur not more than once in any fiscal quarter for the Administrative Agent and all of the Lenders taken together.

6.7.           Notices.  Promptly after a Responsible Officer or any Loan Party obtains knowledge thereof, give notice to the Administrative Agent and each Lender of:

(a)  the occurrence of any Default or Event of Default;

(b)  any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount sought against the Borrower or any of its Subsidiaries is $2,500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought as to which there is a reasonable probability of an adverse determination and, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

(c)   an ERISA Event; and

(d)   any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or any of its relevant Subsidiaries proposes to take with respect thereto.

6.8.           Environmental Laws.  (a)  Comply with, and undertake reasonable efforts to ensure compliance, by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and undertake reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)           Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9.           Interest Rate Protection.  In the case of the Borrower, not later than December 31, 2010, enter into, and thereafter maintain, Swap Agreements to the extent necessary to provide that at least 50% of the then-outstanding aggregate principal amount of the Term Loans (which, for the avoidance of doubt, shall give effect to any repayment or prepayment made pursuant to Section 2.3, 2.10 or 2.11 on or prior to such date) is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, the terms and conditions of the ISDA agreements evidencing such Swap Agreements shall be reasonably satisfactory to the Borrower and the Administrative Agent.

6.10.           Further Assurances; Additional Collateral, etc.  (a)  With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (c), (d) or (e) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)           With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $3,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Immaterial Subsidiary or any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (iv) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Subsidiary) and (v) if such real property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, obtain flood insurance made available under the National Flood Insurance Act of 1968, if such insurance is available, or otherwise provide evidence of flood insurance, reasonably satisfactory to the Administrative Agent.

(c)           With respect to any new Subsidiary (other than an Immaterial Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Immaterial Subsidiary or an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or any of its relevant Subsidiaries, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)           With respect to any new Immaterial Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than by any Subsidiary that is an Immaterial Subsidiary or an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any the Borrower or any of its Subsidiaries (provided, that in no event shall more than 66% of the total outstanding voting Capital Stock of any new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or any of its relevant Subsidiaries, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.11.         Letters of Credit.  Within 60 days after the Closing Date, cause each Existing Letter of Credit to be cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent (it being understood that each such Existing Letter of Credit shall be subject to Section 7.2).

6.12.         Post-Closing Covenants.  (a)  Within 60 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion but in any case not to exceed 120 days), have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a fully-executed account control agreement by and among the Administrative Agent, each bank where the Borrower or any Subsidiary Guarantor has any deposit or securities account, and the Borrower or such Subsidiary Guarantor, as the case may be, duly authorized, executed and delivered by such bank and by the Borrower or such Subsidiary Guarantor, as the case may be; provided that the Borrower and the Subsidiary Guarantors shall not be required to deliver an account control agreement with respect to (i) any individual account the balance of which is at all times less than $100,000, provided, that the aggregate amount of all such accounts shall at all times be $1,000,000 or less, or (ii) any deposit account that is specifically and exclusively used for payroll, payroll taxes,  and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees.

(b)           File all inventor assignment and name change filings and other filings with the United States Patent and Trademark Office and United States Copyright Office that are requested by the Administrative Agent on or prior to the Closing Date to clean up any title issues within seven days of the Closing Date for U.S. copyright applications and registrations, and within 20 days of the Closing Date for U.S. patents, trademark registrations and patent and trademark applications (or, in each case, such later date as the Administrative Agent may agree in its reasonable discretion).

(c)           No later than five Business Days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), with respect to the insurance maintained by the Loan Parties pursuant to Section 6.5 of this Agreement, deliver endorsements satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement, including naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee thereunder, as applicable.

SECTION 7.    NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1.           Financial Condition Covenants.  (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio

September 30, 2010	3.75:1.00
December 31, 2010	3.75:1.00
March 31, 2011	3.50:1.00
June 30, 2011	3.25:1.00
September 30, 2011	2.75:1.00
December 31, 2011	2.50:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	1.75:1.00
December 31, 2012	1.75:1.00
March 31, 2013	1.50:1:00
June 30, 2013	1.50:1:00
September 30, 2013	1.50:1:00
December 31, 2013	1.50:1:00
March 31, 2014	1.50:1:00
June 30, 2014	1.50:1:00
September 30, 2014	1.50:1:00
December 31, 2014	1.50:1:00
March 31, 2015	1.50:1:00
June 30, 2015	1.50:1:00

(b)          Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
September 30, 2010	1.85:1:00
December 31, 2010	1.85:1:00
March 31, 2011	2.00:1.00
June 30, 2011	2.00:1.00
September 30, 2011	2.00:1.00
December 31, 2011	2.00:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	2.00:1.00
December 31, 2012	2.00:1.00
March 31, 2013	2.25:1.00
June 30, 2013	2.25:1.00
September 30, 2013	2.25:1.00
December 31, 2013	2.25:1.00
March 31, 2014	2.50:1.00
June 30, 2014	2.50:1.00
September 30, 2014	2.50:1.00
December 31, 2014	2.50:1.00
March 31, 2015	2.50:1.00
June 30, 2015	2.50:1.00

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending September 30, 2010, December 31, 2010, and March 31, 2011, Consolidated Fixed Charges for the relevant period shall be deemed to equal Consolidated Fixed Charges for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

7.2.          Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)           Indebtedness of any Loan Party pursuant to any Loan Document;

(b)           Indebtedness of (i) the Borrower to any Subsidiary, (ii) any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary or (iii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(c)           Guarantee Obligations incurred by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Wholly Owned Subsidiary Guarantor to the extent such obligations are permitted hereunder;

(d)           Reserved;

(e)           the Existing Letters of Credit; provided that the aggregate face value of the Existing Letters of Credit shall not exceed $4,000,000 at any time;

(f)            Indebtedness (including, without limitation, Capital Lease Obligations and purchase money obligations) to finance the acquisition of fixed or capital assets in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;

(g)           Indebtedness of the Borrower in respect of the Subordinated Note;

(h)           Indebtedness pursuant to the Canadian Government Loan not to exceed CDN $672,000 at any time and any guarantees provided in connection therewith;

(i)            Indebtedness of the Borrower in respect of Specified Cash Management Agreements, netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(j)            Indebtedness arising under any Swap Agreement permitted by Section 7.11;

(k)           Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, prepayment guarantee, payment (other than payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business;

(l)            Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;

(m)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered or extinguished within five Business Days;

(n)           Indebtedness consisting of (i) the financing of insurance premiums or self-insurance obligations or (ii) take-or-pay obligations contained in supply or similar agreements in each case in the ordinary course of business;

(o)           client advance or deposits received in the ordinary course of business;

(p)           any indemnification, purchase price adjustment, earn-out or similar obligations incurred in connection with Investments permitted by Section 7.7;

(q)         Indebtedness acquired by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition; provided, that such Indebtedness is not incurred in connection with, or in contemplation of, such transaction; provided further, that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and otherwise determined on a pro forma basis in accordance with the provisions set forth in the definition of Consolidated EBITDA, the Consolidated Leverage Ratio would not exceed (i) if a Compliance Certificate has not yet been delivered pursuant to Section 6.2(b) for the Reference Period ending on December 31, 2011, the Consolidated Leverage Ratio then in effect pursuant to Section 7.1(a) minus 0.50:1.00 or (ii) if otherwise, the Consolidated Leverage Ratio then in effect pursuant to Section 7.1(a) minus 0.25:1.00; provided still further that (x) such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary (other than by any such Person that so becomes a Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries) and (y) such Person executes a supplement to the Guarantee and Collateral Agreement to the extent required under Section 6.10;

(r)          the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person as of such date in accordance with GAAP arising from the Permitted Sale and Leaseback;

(s)          additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $7,500,000 at any one time outstanding;

(t)           Indebtedness pursuant to an arrangement with a Governmental Authority having terms substantially similar to those of the Canadian Government Loan in an aggregate amount not to exceed $3,000,000 at any time and guarantees provided in connection therewith;

(u)          time-based licenses of the Borrower or any Subsidiary in the ordinary course of business; and

(v)          any Permitted Refinancing with respect to Sections 7.2(e), (q) and (r).

7.3.         Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)           Liens for taxes, assessments or governmental charges or claims not yet due or that are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)           deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, regulatory or statutory obligations, surety or appeal bonds, tender or performance bonds, return of money bonds, bankers’ acceptances, government contracts and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries (taken as a whole);

(f)            Liens in existence on the date hereof listed on Schedule 7.3(f) and any modifications, replacements, renewals or extensions thereof; provided, that (i) such Lien shall not apply to any other property or asset (other than products or proceeds) of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any Permitted Refinancing thereof permitted by Section 7.2(v);

(g)           (i) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(f) to finance the acquisition of fixed or capital assets; provided, that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof; and (ii) Liens securing any refinancing with respect to such Indebtedness permitted by Section 7.2;

(h)           Liens created pursuant to the Security Documents;

(i)            any interest or title of a lessor under any lease or sublease or any licensor under any license or sublicense entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j)            Liens pursuant to the Canadian Government Loan and Indebtedness permitted pursuant to Section 7.2(t) on the assets, other than real property, of Register.Com located at 150 Barrington Street, 12N, Halifax, Nova Scotia, and all proceeds thereof;

(k)           Liens in favor of any Loan Party so long as such Liens are junior to the Liens created pursuant to the Security Documents;

(l)            Liens arising from filing Uniform Commercial Code or personal property security financing statements (or substantially equivalent filings outside of the United States) regarding leases;

(m)          any option or other agreement to purchase any asset of the Company or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by Section 7.5;

(n)           Liens arising from the rendering of an interim or final judgment or order against the Company or any Subsidiary that does not give rise to an Event of Default, and Liens imposed against the Company or any Subsidiary in connection with any claim against the Company or Subsidiary so long as the claim is being contested in good faith and does not materially adversely affect the business and operations of the Company and its Subsidiaries, taken as a whole;

(o)           Liens on property (including Capital Stock) existing at the time of the permitted acquisition of such property by the Borrower or any of its Subsidiaries to the extent the Liens on such assets secure Indebtedness permitted by Section 7.2(q) or other obligations permitted by this Agreement, provided that such Liens attach at all times only to the same assets or category of assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien) attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing permitted by Section 7.2(v)) that such Liens secured, immediately prior to such permitted acquisition;

(p)           cash collateral arrangements made in accordance with Section 6.11 with respect to Existing Letters of Credit permitted by Section 7.2(e);

(q)           licenses, sublicenses, leases and subleases of Intellectual Property of the Borrower or any Subsidiary in the ordinary course of business; and

(r)            Liens not otherwise permitted by this Section so long as the aggregate principal amount of the obligations secured thereby does not exceed (as to the Borrower and all Subsidiaries) $5,000,000 at any one time.

7.4.          Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)           any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any other Subsidiary (provided, that when any Wholly Owned Subsidiary Guarantor is merging with or into another Subsidiary, such Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(b)           (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (x) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (y) pursuant to a Disposition permitted by Section 7.5 and (ii) the Borrower may dispose of its assets pursuant to a Disposition permitted by Section 7.5;

(c)           any Subsidiary of the Borrower that is not a Loan Party may dispose of all or substantially all of its assets to the Borrower or any of its Subsidiaries;

(d)           the Borrower and its Subsidiaries may consummate the Acquisition in accordance with the Acquisition Agreement; and

(e)           any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.

7.5.          Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)           the Disposition of obsolete, worn out, retired or surplus property in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries;

(b)           Dispositions of inventory and Cash Equivalents in the ordinary course of business;

(c)           Dispositions permitted by clause (i) of Section 7.4(b);

(d)           the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

(e)           Dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;

(f)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(g)           Dispositions resulting from casualty events;

(h)           licenses, sublicenses, leases and subleases of Intellectual Property of the Borrower or any Subsidiary in the ordinary course of business; and

(i)            the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any period of two fiscal years of the Borrower.

7.6.          Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock (including warrants, rights or options relating thereto of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a)           any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b)           any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary that is not a Loan Party;

(c)           the Borrower may make repurchases of Capital Stock deemed to occur upon the exercise of stock options, rights or warrants issued in accordance with any stock option plan, any management, director and/or employee stock ownership or incentive plan if such Capital Stock represents a portion of the exercise price of such options, rights or warrants;

(d)           the Borrower or any Subsidiary may make any Restricted Payment required to be made pursuant to the Acquisition Agreement as in effect on the Closing Date; and

(e)           the Borrower may make repurchases of its Capital Stock not to exceed (x) $3,000,000 in any fiscal year of the Borrower if, at the time of the making of such repurchase, the Consolidated Leverage Ratio shall be less than 2.25:1.00 but greater than 1.50:1.00, or (y) $5,000,000 in any fiscal year of the Borrower, if at the time of the making of such repurchase, the Consolidated Leverage Ratio shall be less than or equal to 1.50:1.00, in each case determined on a pro forma basis giving effect to such repurchase, as if such repurchase had been made at the beginning of the most recent Reference Period.

7.7.          Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)           extensions of trade credit in the ordinary course of business;

(b)           investments in Cash Equivalents;

(c)           Guarantee Obligations permitted by Section 7.2;

(d)           loans and advances to directors, officers and employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

(e)           the Acquisition;

(f)            Investments in assets useful in the business, other than current assets, of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g)           intercompany Investments (i) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor and (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; and

(h)           the purchase or other acquisition (a “Permitted Acquisition”) of all of the Capital Stock of, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided, that with respect to each purchase or other acquisition made pursuant to this Section 7.7(h):

(i)           any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.10;

(ii)           the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business, or reasonably related, incidental or complimentary thereto, as one or more of the businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition);

(iii)           the total cash and noncash consideration (including the reasonably estimated amount of earn-outs and other contingent payment obligations to, and the aggregate cash amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers thereof, and all assumption of Indebtedness but excluding noncash consideration in the form of the Borrower’s Capital Stock) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this Section 7.7(h), shall not exceed $30,000,000, and the cash and noncash consideration for any individual purchase or acquisition or series of related purchases or acquisitions shall not exceed $20,000,000;

(iv)           (A) immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.1, such compliance to be determined (i) on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.1(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (ii) as if such purchase or acquisition is a Material Acquisition (even if such purchase or acquisition does not involve the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000); and

(v)           the board of directors (or similar governing body) of the Person so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn).

(i)           promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5 or received in connection with collections and compromises of accounts receivable in the ordinary course of business;

(j)           Investments acquired as a result of the purchase or other acquisition by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition; provided, that such Investments were not made in contemplation with such Permitted Acquisition and were in existence at the time of such Permitted Acquisition; and

(k)           in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

7.8.          Optional Payments and Modifications of Certain Debt Instruments.  (a)  (i) Make or offer to make any optional or voluntary payment or prepayment of principal, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Subordinated Note at any time prior to the third anniversary of the Closing Date, or thereafter at any time that the Consolidated Leverage Ratio would, after giving effect to any such payment, prepayment, repurchase, redemption, defeasement or segregation of funds, be greater than 1.50:1.00; provided, that the aggregate amount of all such payments, prepayments, repurchases, redemptions, defeasements or segregation of funds shall not exceed $5,000,000; (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Note (other than any such amendment, modification, waiver or other change that (x) would not adversely affect the interests of the Lenders and (y) does not involve the payment of a consent fee); or (iii) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of the Subordinated Note.

(b) Make any interest payments with respect to the Subordinated Note after a Default has occurred.

7.9.          Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or any of its relevant Subsidiaries than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.10.         Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any such Subsidiary, other than the Permitted Sale and Leaseback.

7.11.         Swap Agreements.  Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rates or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.12.         Changes in Fiscal Periods.  Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.13.         Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.13 contained therein or (d) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be.

7.14.         Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restriction under any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.14 contained therein or (iv) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be.

7.15.         Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related, incidental or complementary thereto, or reasonable extensions thereof.

7.16.         Amendments to Acquisition Documents.  (a)  Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.   EVENTS OF DEFAULT

8.1.           Events of Default.  If any of the following events shall occur and be continuing:

(a)            the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)           the Borrower or any Subsidiary shall (i) default under the Subordinated Note; (ii) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, and including, for purposes of this Section 8.1(e), obligations in respect of Swap Agreements, but excluding the Loans) on the scheduled or original due date with respect thereto; (iii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iv) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii), (iii) or (iv) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii) and (iv) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $5,000,000 or more; or

(f)           (i) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall authorize any action set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or

(g)           (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)           one or more final monetary judgments or decrees shall be entered against the Borrower or any Subsidiary (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) of $5,000,000 or more, which such judgments or decrees are not paid, discharged, satisfied, annulled, rescinded, vacated, discharged, stayed or bonded pending appeal for a period of 60 days; or

(i)            any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)             the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)            a Change in Control shall occur; or

(l)             the Subordinated Note or any guarantee thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Note, or the Borrower or any of its Subsidiaries shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.2.           Application of Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:

(a)           First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount pursuant to Section 2.14 from and after the date such amount is due, owing or unpaid until paid in full;

(b)           Second, to the payment of all other reasonable out-of-pocket costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)           Third, to the payment in full in cash of the principal amount of the Obligations (excluding Obligations in respect of Specified Cash Management Agreements), any interest and premium thereon and any breakage, termination or other payments under agreements constituting Obligations and any interest accrued thereon; and

(d)           Fourth, to the payment in full in cash of the principal amount of the Obligations in respect of Specified Cash Management Agreements, and any interest and premium thereon; and

(e)           Fifth, the balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.2, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

SECTION 9.     THE AGENTS

9.1.           Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, the other Loan Documents, and the Specified Swap Agreements and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement, the other Loan Documents, and the Specified Swap Agreements and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the other Loan Documents, and the Specified Swap Agreements, together with such other powers as are reasonably incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2.           Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3.           Exculpatory Provisions.  Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4.           Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  If the payee of any Note is listed as a Lender in the Register, the Administrative Agent may deem and treat the payee of any Note as the owner thereof to the extent of such Payee’s registered principal and stated interest on any Loan for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5.           Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6.           Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

9.7.           Indemnification.  The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”)  (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8.           Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9.           Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which shall be a financial institution, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10.         Syndication Agent.  The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 10.     MISCELLANEOUS

10.1.         Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.17 without the written consent of all Lenders; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that primarily affects the Administrative Agent without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; (ix) amend Section 2.23 without the written consent of the Required Lenders, the Administrative Agent, the Swingline Lender and the Issuing Lender; or (x) amend, modify or waive any provision of Section 8.2 without the written consent of all Lenders.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  To the extent that this Section 10.1 requires the consent of all Lenders to any amendment, waiver or modification, a Defaulting Lender’s vote shall not be included; provided, that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or L/C Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) of the preceding paragraph of this Section, the consent of the Majority Facility Lenders of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 10.6(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Lender and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.6(b).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

10.2.         Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of  the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	12808 Gran Bay Parkway West Jacksonville, Florida 32258
Attention: Chief Financial Officer
Telecopy: (904) 880-0350
Telephone: (904) 680-6600

Administrative Agent:	Royal Bank of Canada Address: P.O. Box 50, 200 Bay Street Royal Bank Plaza 12th Floor, South Tower Toronto, Ontario M5J2W7
Attention: Manager, Agency
Facsimile: (416) 842-4023

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

10.3.         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.         Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5.         Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent; provided, that the Borrower shall not be liable for the fees and disbursements of more than one separate firm for the Lenders (unless there shall exist an actual conflict of interest among the Lenders) and one separate firm for the Agents in connection with any one action or any separate but substantially similar or related actions in the same jurisdiction, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, other than those caused by the willful misconduct or gross negligence of the Administrative Agent or any Lender that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, judgments, suits or actions or other legal proceedings (whether brought by a third party or the Borrower or other Loan Party), costs, expenses or disbursements of any kind or nature whatsoever arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any Subsidiary or any of the Properties, any Environmental Claims, and the reasonable and documented fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have (x) resulted from the gross negligence or willful misconduct of such Indemnitee or any of its affiliates or their respective officers, directors or employees or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or any other Loan Document.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Chief Financial Officer (Telephone No. (904) 680-6600) (Telecopy No. (904) 880-0350), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

10.6.         Successors and Assigns; Participations and Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)           the Borrower (such consent not to be unreasonably withheld); provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8.1(a) or (f) has occurred and is continuing, any other Person;

(B)           the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan  to a Lender, an affiliate of a Lender or an Approved Fund; and

(C)           the Issuing Lender, only if such assignment is of a Revolving Loan, and provided that the Aggregate Exposure Percentage of the Issuing Lender is greater than 10%.

(ii)           Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (in the case of Term Loans) and $2,500,000 (in the case of Revolving Loans) unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)           (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;

(C)           the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(D)           without the prior written consent of the Administrative Agent and the Borrower, no assignments shall be made to a prospective Assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)           Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)           The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent and the Borrower, no participation shall be sold to a prospective Participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided, such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  No Participant shall be entitled to the benefits of Section 2.19 unless the Borrower and the Administrative Agent are notified of the payments under the Loan Documents that are associated with the Participant and such Participant complies with Sections 2.19(d), (e) and (f) as if it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)            The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above; provided, that a transfer of any Note may be effected only by the surrender of the original Note and either re-issuance by the Borrower of the original Note to a new holder or the issuance by the Borrower of a new Note to a new holder.

(f)             Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b).  The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7.         Adjustments; Set-off.  (a)  Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such Collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)            In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such application.

10.8.         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9.         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.       Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11.       GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12.       Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13.      Acknowledgements.  The Borrower hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)            neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)            no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14.       Releases of Guarantees and Liens.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b)           At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15.       Confidentiality.  Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided, that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, provided that such Persons have been advised of the confidentiality provisions hereof and are subject thereto, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) if agreed by the Borrower in its sole discretion, to any other Person or (k) to any regulatory or self-regulatory agency having supervisory authority over any Lender in connection with an examination of such Lender by such agency.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16.         WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17.         USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WEB.COM GROUP, INC.

By:	/s/ David L. Brown
Name: David L. Brown
Title: Chief Executive Officer

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manger, Agency

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Charles N. Kauffman
Name: Charles N. Kauffman
Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Gronich
Name: Mark Gronich
Title: Authorized Signatoary

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ethan Grossman
Name: Ethan Grossman
Title: Associate Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Robert Dilts
Name: Robert Dilts
Title: First Vice President

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Schedule 1.1A
Commitments

Lender	Term Commitment	Revolving Commitment	Total

Royal Bank of Canada	$25,900,000	$4,100,000	$30,000,000

Wells Fargo Bank, National Association	$25,900,000	$4,100,000	$30,000,000

Bank of America, N.A.	$25,900,000	$4,100,000	$30,000,000

SunTrust Bank	$17,300,000	$2,700,000	$20,000,000

Total	$95,000,000	$15,000,000	$110,000,000

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Schedule 1.1B
Existing Letters of Credit

Web.com Group, Inc.:

Letter of Credit for $900,000 with Wachovia Bank, N.A. for the benefit of Flagler Real Estate Development, for the property at 12808 Gran Bay Parkway West, Jacksonville, FL 32258.  Expiration Date:  8/1/2013.

Register.com:

Register.com, Inc. has a Letter of Credit from JP Morgan Chase for the benefit of PennBus Realties, Inc. (T-398970, issued by March 23, 1999, as amended) in the amount of $333,035.

Register.com, Inc. has a Letter of Credit from JP Morgan Chase for the benefit of Verisign, Inc. (T-290023, issued June 23, 1999, as amended) in the amount of $1,000,000.

Register.com, Inc. has three Letters of Credit from Wells Fargo Bank, N.A.:
Letter of Credit Number	Beneficiary	Amount

NZS646426	State of Arkansas	$50,000

NZS646424	Utah Division of Consumer Protection	$50,000

NZS650698	W.A. Drew Edmonson	$10,000

Schedule 1.1C
Sources and Uses Table

Sources:
Term Loans	$95,000,000
Revolving Loans	15,000,000
Seller Financing (1)	5,000,000
Borrower Cash	27,615,500

Total Sources	$142,615,500

Uses:
Purchase of Target Stock	135,000,000
Estimated Fees and Expenses (2)	7,500,000
Cash Collateralization of Existing Letters of Credit	115,500

Total Uses	$142,615,500

(1)       The Seller Financing shall consist of a subordinated unsecured note in a principal amount of $5,000,000, to be issued by the Borrower on the date of the consummation of the Acquisition to Register.com GP (Cayman) Ltd. as the Seller Representative under the Acquisition Agreement.

(2)       It being understood this is merely an estimate of fees and expenses, and as such may vary from $7.5 million, and that as a result Total Uses and Total Sources are merely an estimate as well.

Schedule 1.1D
Excluded Foreign Subsidiaries

For so long as either (a) the pledge of any of the Capital Stock or any other asset of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or any of its Subsidiaries, the following:

Name	Jurisdiction of Organization
RCOM Spain Holding LLC	Delaware
Register.com LP	Delaware
Ranger Registration Madeira LLC	Delaware

Schedule 3.1
Subsidiaries

Name	Jurisdiction of Organization
Web.com Holding Company, Inc.	Delaware
RCOM Holding Inc.	Delaware
Ranger Holdco LLC	Delaware
Register.com, Inc.	Delaware

Schedule 4.1
Liabilities and Dispositions

Register.com, Inc. transferred its ownership interest in Afilias Limited to a third party or an affiliate of the Seller on or prior to the Closing Date. Any associated proceeds will not be retained by any Register Entity (as defined in the Purchase Agreement) and may be distributed by way of distribution, dividend or otherwise prior to the Closing Date.  As of the Closing Date, no Register Entity shall own, of record or beneficially, any equity interest in Afilias Limited.

Schedule 4.15
Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Percentage of Each Class of Capital Stock Owned by Any Loan Party
Web.com Holding Company, Inc.	Delaware	100%
1425 N. Washington Street, LLC	Washington	100%
CommuniTech Net, Inc.	Missouri	100%
Eversites, LLC	Texas	100%
Franchise Website Solutions, L.P.	Delaware	100%
HostPro, Inc.	Delaware	100%
Interland Government Contracting, Inc.	Delaware	100%
MEI California, Inc.	California	100%
Micron Electronics International, Inc.	Delaware	100%
Perfect Privacy, LLC	Connecticut	100%
Siteblast, L.L.C.	Texas	100%
Trellix Corporation	Delaware	100%
US WEB NETWORK, LLC	Texas	100%
WSM Holdco, Inc.	Delaware	100%
Wazoo Web, Inc.	Georgia	100%
Web Astro GP, Inc.	Delaware	100%
Web Astro LP, Inc.	Delaware	100%
Web.com (Cayman) GP Limited	Cayman Islands	100%
WEB.COM CANADA, INC.	Canada	100%
WebSource Holdco, Inc.	Delaware	100%
Register.com GP (Cayman) Ltd.	Cayman Islands	100%
Register.com (Cayman) Limited Partnership	Cayman Islands	100%
Register.com Investments Cooperatie, U.A.	Netherlands	100%
Register Domain Spain, S.L.	Spain	100%
RCOM Holding Inc.	Delaware	100%
Ranger Holdco LLC	Delaware	100%
Register.com, Inc.	Delaware	100%
RPI, Inc.	Delaware	100%
RCOM Canada Corp.	Canada	100%
Register Investments ETVE, S.L.	Spain	100%
RCOM Spain Holding LLC	Delaware	100%
Register.com, LP	Delaware	100%
Ranger Registration (Madeira) LLC	Delaware	100%

Schedule 4.19
UCC Filing Jurisdictions

Debtor	Filing Office
Web.com Group, Inc.	Delaware Secretary of State
Web.com Holding Company, Inc.	Delaware Secretary of State
Rcom Holding Inc.	Delaware Secretary of State
Register.com, Inc.	Delaware Secretary of State
Ranger Holdco LLC	Delaware Secretary of State

EXECUTION VERSION

Schedule 7.3(f)
Existing Liens

The Register Entities (as defined in the Purchase Agreement) previously received two tax liens concerning underpayment of estimated tax penalty from New York State (aggregate noticed amount is $80,000).  Register.com, Inc. has paid off these liens and is waiting for confirmation from New York State.

EXHIBIT A

FORM OF

GUARANTEE AND COLLATERAL AGREEMENT

made by
WEB.COM GROUP, INC.,

and certain of its Subsidiaries

in favor of

ROYAL BANK OF CANADA,

as Administrative Agent

Dated as of July [  ], 2010

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TABLE OF CONTENTS

i

	Subordination	19
	Deficiency	19

SECTION 7.	THE ADMINISTRATIVE AGENT	19
	Administrative Agent’s Appointment as Attorney-in-Fact, etc	19
	Duty of Administrative Agent	21
	Execution of Financing Statements	21
	Authority of Administrative Agent	21

SECTION 8.	MISCELLANEOUS	21
	Amendments in Writing	21
	Notices	21
	No Waiver by Course of Conduct; Cumulative Remedies	22
	Enforcement Expenses; Indemnification	22
	Successors and Assigns	22
	Set-Off	22
	Counterparts	23
	Severability	23
	Section Headings	23
	Integration	23
8.11	GOVERNING LAW	23
8.12	Submission To Jurisdiction; Waivers	23
	Acknowledgements	24
	Additional Grantors	24
	Releases	24

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims
Schedule 8	Accounts

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of July [  ], 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Royal Bank of Canada, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of July [  ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders, Wells Fargo Bank, National Association, as Syndication Agent, and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

DEFINED TERMS

Definitions.  ■  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”.

“Borrower Obligations”: Obligations as defined in the Credit Agreement.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Collateral”: shall mean

(i)   all leasehold interests of any Grantor;

(ii)  motor vehicles and other assets subject to certificates of title;

(iii) any asset only to the extent and for so long as the terms of any Requirement of Law of a Governmental Authority applicable thereto, validly prohibit the creation by a Grantor of a security interest in such asset in favor of the Administrative Agent (after giving effect to the New York UCC of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(iv)  margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States (“FRB”)) to the extent the creation of a security interest therein in favor of the Administrative Agent or the Collateral Agent will result in a violation of Regulation U issued by the FRB;

(v)  any United States intent-to-use trademark application to the extent and for so long as creation by any Grantor of a security interest therein would result in the forfeiture by such Grantor of its rights therein, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

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(vi)  any Collateral with respect to which the Administrative Agent shall determine in its sole discretion that the cost of obtaining a security interest therein are excessive in relation to the value of the security to be afforded by;

(vii) Equipment owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that is subject to a Lien securing a purchase money obligation or Capital Lease  Obligation permitted by the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment and proceeds; provided that notwithstanding anything to the contrary, the foregoing exclusion shall not apply (x) if any such prohibition has been waived or terminated or such other Person otherwise consented to the creation hereunder of a security interest in such Equipment, or (y) if any such prohibition is unenforceable under, or would be rendered ineffective pursuant to, Sections 9-406, 9-407 or 9-408 of the New York UCC as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, further, that notwithstanding anything to the contrary, immediately upon the ineffectiveness, lapse or termination of any such provision, such Grantor shall be deemed to have granted a security interest in, all its right, title and interests in and to such equipment as if such provision had never been in effect; and

(viii) Capital Stock representing more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Excluded Foreign Subsidiary.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Intellectual Property Licenses”:  the collective reference to all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock constituting Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

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“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

4

“Trademark License”:  any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state or a comparable federal law and all tires and other appurtenances to any of the foregoing.

Other Definitional Provisions.  ■  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

GUARANTEE

Guarantee.  ■  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

5

Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

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all Accounts;

all Chattel Paper;

all Deposit Accounts;

all Documents (other than title documents with respect to Vehicles);

all Equipment;

all Fixtures;

all General Intangibles;

all Instruments;

all Intellectual Property and Intellectual Property Licenses;

all Inventory;

all Investment Property;

all Letter-of-Credit Rights;

all Commercial Tort Claims;

(m)          all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n)          all books and records pertaining to the Collateral; and

(o)          to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in Excluded Collateral and the term “Collateral” (including all of the individual items comprising Collateral) shall not include, any Excluded Collateral.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

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Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral in which a Lien is granted by it free and clear of any and all Liens.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

Legal Name; Jurisdiction of Organization; Chief Executive Office.  ■  As of the date hereof, the exact legal name of such Grantor as it appears on its certificate of incorporation (or other equivalent formation document) filed with the applicable state of federal governmental authority, as the case may be, all other legal names such Grantor has had at any time during the past five years together with the relevant name change and all trade name(s) or similar appellations in the operation of its business owned or used by such Grantor are specified on Schedule 4.  As of the date hereof, the type of organization of such Grantor is set forth on Schedule 4.  Except as set forth on Schedule 4, as of the date of hereof, such Grantor has not changed its identity or corporate structure in any way within the past five years.  If any such change has occurred within the past five years, Schedule 4 sets forth the information required by this Section 4.3(a) (other than with respect to chief executive office address) for any other business or organization as to which such Grantor became the successor by merger, consolidation, acquisition or otherwise, now or at any time during the past five years from the date hereof.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), the Federal Employer Identification Number (or federal tax identification number) and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

Except for Collateral acquired pursuant to mergers, consolidations or acquisitions set forth on Schedule 4, all Collateral has been originated by such Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.

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Inventory and Equipment; Books and Records.  On the date hereof, the Inventory and the Equipment held by any Grantor and having an aggregate book value at any location in excess of $250,000 (other than mobile goods) are kept at the locations listed on Schedule 5.  The books and records of such Loan Party pertaining to the Collateral are located at the addresses indicated for such Loan Party is set forth on Schedule 5 (if different from the chief executive office or sole place of business or principal residence specified on Schedule 4).

Investment Property.  ■  As of the date hereof, Schedule 2 sets forth a true and correct list for such Grantor of (i) all of the issued and outstanding stock, partnership interests, limited liability company interests or other Capital Stock owned, beneficially or of record, by such Grantor, including the Issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Capital Stock, (ii) each equity investment of such Grantor that represents 50% or less of the equity of the entity in which such investment was made and (iii) all promissory notes, chattel paper and other evidence of indebtedness owned by such Grantor (other than checks to be deposited in the ordinary course of business) that are required to be pledged hereunder.  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

Receivables.  ■  No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than checks that will be promptly deposited in an investment account in the ordinary course of business) or Chattel Paper which has not been delivered to the Administrative Agent to the extent such delivery is required hereunder.

None of the obligors on any Receivables is a Governmental Authority.

The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

Intellectual Property.  ■  Schedule 6 lists (i) all United States Intellectual Property applications and registrations owned by such Grantor in its own name on the date hereof and (ii) all United States Intellectual Property registrations and applications exclusively licensed by such Grantor, listing in each case, the application or registration number, the jurisdiction and owner.

On the date hereof, all material Intellectual Property owned by such Grantor is valid, unexpired and enforceable, and has not been abandoned. The conduct of such Grantor’s business does not infringe or violate the Intellectual Property rights of any Person, except as would not reasonably be expected to result in a Material Adverse Effect.  To such Grantor’s knowledge, Intellectual Property owned by such Grantor is not being infringed or violated by any Person in any material respect.

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Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

No holding, decision or judgment has been rendered by any Governmental Authority or arbitrator involving Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.

No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) involving any Intellectual Property owned by such Grantor or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property to such Grantor.

Such Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted, free of all Liens and takes all reasonable steps to maintain, enforce and protect same.

Commercial Tort Claims.  ■  On the date hereof, except to the extent listed on Schedule 7, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $250,000.

Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

Accounts.  Schedule 8 sets forth a list of all accounts where such Grantor currently maintains its bank deposits, investments and securities, including Deposit Accounts, investment accounts, securities accounts, commodity accounts or other similar accounts with any bank or other financial institution or other securities intermediary or commodity intermediary.

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than check that will be promptly deposited in an investment account in the ordinary course of business), or Chattel Paper evidencing an amount in excess of $250,000 in any one case or which would result in the aggregate amount of all such Chattel Paper or Instruments to exceed $500,000, any Certified Security, such Instrument, Certificated Security or Chattel Paper shall be promptly, delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

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Maintenance of Insurance.  All insurance maintained by such Grantor pursuant to Section 6.5 of the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as an additional insured party or loss payee.

Maintenance of Perfected Security Interest; Further Documentation.  ■  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other documents in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder.

Account Control Agreements.

 ■  If any Grantor, after the date hereof opens, establishes or maintains any deposit account: (i) such Grantor shall promptly notify the Administrative Agent of the opening or establishment of such deposit account which notice shall specify in reasonable detail the name of the account, the owner of the account, the name and address of the bank at which such account has been opened or established and the individual at such bank with whom such Grantor is dealing, and (ii) no later than the later of (x) sixty (60) days following the Closing Date or (y) thirty (30) days following the opening of such deposit account (or such later date as the Administrative Agent may agree in its reasonable discretion), such Grantor shall deliver to the Administrative Agent, deposit account control agreements with respect to such deposit account duly authorized by such Grantor and executed and delivered by such Grantor and the bank at which such deposit account is opened and maintained, except that the Grantors shall not be required to deliver such deposit account control agreements with respect to (A) any individual account the balance of which is at all times less than $100,000, provided that the aggregate amount of all such accounts not subject to a control agreement shall at all times be $1,000,000 or less (unless the Administrative Agent shall request such deposit account control agreement at any time an Event of Default exists), (B) any deposit account that is specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s salaried employees or (C) fiduciary or trust accounts.

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If any Grantor, after the date hereof opens, establishes or maintains any investment account, securities account, commodity account or any other similar account (other than a deposit account in accordance with Section 5.4(a), which shall be governed by the terms thereof) with any securities intermediary or commodity intermediary: (i) such Grantor shall promptly notify the Administrative Agent of the opening or establishment of such account which notice shall specify in reasonable detail the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account has been opened or established and the individual at such intermediary with whom such Grantor is dealing, and (ii) no later than the later of (x) sixty (60) days following the Closing Date or (y) thirty (30) days following the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary (or such later date as the Administrative Agent may agree in its reasonable discretion), such Grantor shall execute and deliver, and cause to be executed and delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an investment property control agreement with respect thereto duly authorized by such Grantor and executed and delivered by such Grantor and such securities intermediary or commodity intermediary; except that such Grantor shall not be required to deliver such investment property  control agreements with respect to any individual investment, securities, commodity or similar accounts where the balance is, and shall at all times be, less than less than $100,000, provided that the aggregate amount of all such accounts not subject to a control agreement shall at all times be $1,000,000 or less (unless the Administrative Agent shall request such investment property control agreement at any time an Event of Default exists).

Letters of Credit.  In the event that any Grantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument after the date hereof for obligations in excess of $250,000 in any one case or $500,000 in the aggregate, whether as beneficiary thereof or otherwise, such Grantor shall promptly notify the Administrative Agent thereof in writing. Such Grantor shall promptly, as the Administrative Agent may specify, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become, the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

Changes in Name, etc.  Such Grantor will not, except upon ten days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3 or (ii) change its name.

Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

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Investment Property  ■  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that in no event shall this Section 5.8(a) apply to any Excluded Collateral.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Investment Property issued by it.

Receivables.  After an Event of Default has occurred and is continuing:

other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Intellectual Property.  ■  Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way if such invalidation or impairment could reasonably be expected to have a Material Adverse Effect.

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Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

Such Grantor (either itself or through licensees) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright may become invalidated or otherwise impaired if such invalidation or impairment could reasonably be expected to have a Material Adverse Effect.  Such Grantor will not (either itself or through licensees) do any act whereby any material Copyright may fall into the public domain if such act could reasonably be expected to have in a Material Adverse Effect.

Such Grantor (either itself or through licensees) will not knowingly do any act to infringe or violate the Intellectual Property rights of any other Person.

Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public or of any materially adverse determination (including, without limitation, any determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) acquire, (ii) become the exclusive licensee of or (iii) file an application for, the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing or acquisition to the Administrative Agent not later than the date of delivery of financial statements pursuant to Section 6.1 of the Credit Agreement.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded (other than in respect of United States intent-to-use Trademark applications until acceptable Statements of Use have been filed for such applications and accepted by the United States Patent and Trademark Office), any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to maintain and pursue each application relating to any material Intellectual Property owned by such Grantor (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party and such Grantor has knowledge of such infringement, misappropriation or dilution, such Grantor shall (i) as necessary in such Grantor’s reasonable judgment, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

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Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $250,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

REMEDIAL PROVISIONS

Certain Matters Relating to Receivables.  ■  After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.  After the occurrence and during the continuance of an Event of Default,, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 8.2 of the Credit Agreement, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  After the occurrence and during the continuance of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

At the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Communications with Obligors; Grantors Remain Liable.  ■  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

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Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Pledged Stock.  ■  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent not prohibited in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

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Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8.2 of the Credit Agreement.

Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Lender or their respective agents.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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Registration Rights.  ■  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, solely by virtue of its status as such, be deemed to have been made in a commercially unreasonable manner.  Subject to its compliance and state securities laws applicable to private sales, the Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

THE ADMINISTRATIVE AGENT

Administrative Agent’s Appointment as Attorney-in-Fact, etc.  ■  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

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in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

execute, in connection with any sale provided for in Section 6.5 or 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;  (2)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3)   sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

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Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property except for Excluded Collateral as further described in Exhibit A” in any such financing statement.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

MISCELLANEOUS

Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

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No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Enforcement Expenses; Indemnification.  ■  Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Set-Off.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

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Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

o           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Acknowledgements.  Each Grantor hereby acknowledges that:

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Releases.  ■  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements or Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction not prohibited by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days or such shorter period as the Administrative Agent may agree prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

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o           WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

WEB.COM GROUP, INC.

By:
Name:
Title:

WEB.COM HOLDING COMPANY, INC.

By:
Name:
Title:

REGISTER.COM, INC.

By:
Name:
Title:

RCOM HOLDING INC.

By:
Name:
Title:

RANGER HOLDCO LLC

By:
Name:
Title:

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ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Membership Interests:

Grantor	Issuer	Certificate No.	No. and Percentage of Ownership

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Equity Investments:

Pledged Notes:

Issuer	Payee	Principal Amount

Promissory Notes, Chattel Paper and other Evidence of Indebtedness:

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Loan Party	Filing Office

Web.com Group, Inc.	Secretary of State of the State of Delaware

Web.com Holding Company, Inc.	Secretary of State of the State of Delaware

Rcom Holding Inc.	Secretary of State of the State of Delaware

Register.com, Inc.	Secretary of State of the State of Delaware

Ranger Holdco LLC	Secretary of State of the State of Delaware

Patent, Trademark and Copyright Filings

1.	Filing of Grant of Security Interest in Copyright Rights between the Administrative Agent and [GRANTOR] with the United States Copyright Office.

2.	Filing of Grant of Security Interest in Patent Rights between the Administrative Agent and [GRANTOR] with the United States Patent and Trademark Office.

3.	Filing of Grant of Security Interest in Trademark Rights between the Administrative Agent and [GRANTOR] with the United States Patent and Trademark Office.

Other Actions

[Describe other actions to be taken]

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Legal Name(s); Trade Names; etc.	Jurisdiction of Organization	Type of Organization	Location of Chief Executive Office	Change of Identity or Legal Structure

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations

Schedule 6

COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

Schedule 7

COMMERCIAL TORT CLAIMS

Schedule 8

ACCOUNTS

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of July [  ], 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), made by the Grantors parties thereto for the benefit of Royal Bank of Canada, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the “Additional Grantor”), in favor of Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH :

WHEREAS, Web.com Group, Inc. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of July [  ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July [  ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

WEB.COM GROUP, INC.

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 6.2(b) of the Credit Agreement, dated as of July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.      I am the duly elected, qualified and acting [Chief Financial Officer] of the Borrower.

2.      I have reviewed and am familiar with the contents of this Certificate.

3.      I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the other Loan Parties during the accounting period covered by the financial statements delivered on the date hereof pursuant to Section 6.1 of the Credit Agreement (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].  To the best of my knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it.

4.       Attached hereto as Attachment 1 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

5.      Attached hereto as Attachment 2 is the schedule setting forth any differences in the financial condition and results of operations of the Borrower and its Subsidiaries for the relevant fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter from the portion of the Projections (including, for the avoidance of doubt, the budget) covering such periods.

6.      [To the extent not previously disclosed to the Administrative Agent, attached is (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any Intellectual Property acquired by any Loan Party and (3) a description of any Person that has become a Borrower or any of its Subsidiaries, in each case since the [Closing Date] [date of the most recent report delivered].]

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 20___.

Name:
Title:

Attachment 1
to Compliance Certificate

The information described herein is for the period ended ______, ____, and pertains to the period from _________, ____ to ________________ __, ____ (as applicable).

[Set forth Covenant Calculations]

Attachment 2
to Compliance Certificate

The information described herein is for the period ended ______, ____, and pertains to the period from _________, ____ to ________________ __, ____ (as applicable).

[Set forth differences and the portion of the Projections covering such periods]

EXHIBIT C-1

FORM OF
CLOSING CERTIFICATE

WEB.COM GROUP, INC.

Pursuant to Section 5.1(g) of the Credit Agreement, dated as of July 30, 2010 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among  Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of the Borrower (the “Certifying Loan Party”) hereby certifies as follows:

1.      The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.      [NAME OF SECRETARY] is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to be delivered by the Certifying Loan Document.

3.      No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4.      The conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied as of the Closing Date.

The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:

1.      Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on [  ], 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

2.      Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof.1

1 Expect to attach certified charter.

3.      Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.

4.      Attached hereto as Annex 4 is a list of the duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party.

5.      Attached hereto as Annex 5 is a true, complete and correct copy of the “short-form” certificate of good standing of the Certifying Loan Party issued by the Secretary of State of the State of Delaware.

6.      There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred adversely affecting or threatening the corporate existence of the Certifying Loan Party.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:
Title:	Title: Corporate Secretary

Date:  July __, 2010

Annex 1

Resolutions

Annex 2

By-Laws

Annex 3

Certificate of Incorporation

Annex 4

Incumbency

Name	Office	Signature

Annex 5

Certificate of Good Standing

EXHIBIT C-2

FORM OF
CLOSING CERTIFICATE

[Loan Party]

Pursuant to Section 5.1(h) of the Credit Agreement, dated as of July 30, 2010 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among  Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Certifying Loan Party”) hereby certifies as follows:

1.      The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.      [NAME OF SECRETARY] is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to be delivered by the Certifying Loan Document.

The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:

1.      There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued existence of the Certifying Loan Party.

2.      Attached hereto as Annex 5 is a true, complete and correct copy of the “short-form” certificate of good standing of the Certifying Loan Party issued by the Secretary of State of the State of Delaware

3.      Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on [  ], 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

4.      Attached hereto as Annex 2 is a true and complete copy of the By-Laws (or equivalent document) of the Certifying Loan Party as in effect on the date hereof.

5.      Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.2

6.      Attached hereto as Annex 4 is a list of the duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:
Title:	Title: Corporate Secretary

Date:  July __, 2010

2	Expect to attach certified charter, which we understand might not be possible for Spanish and Dutch entities.

Annex 1

Resolutions

Annex 2

By-Laws

Annex 3

Certificate of Incorporation

Annex 4

Incumbency

Name	Office	Signature

Annex 4

Certificate of Good Standing

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of  July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1.      The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2.      The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3.      The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(e) of the Credit Agreement.

4.      The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.      Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6.      From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7.      This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Assumption with respect to
the Credit Agreement, dated as of July 30, 2010,
among Web.com Group, Inc. (the “Borrower”),
the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as Administrative Agent

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Credit Facility Assigned	Principal Amount Assigned		Commitment Percentage Assigned

	$	______________	___.___________	%

[Name of Assignee]	[Name of Assignor]

By:	By:
Title:	Title:

Accepted for Recordation in the Register:	Required Consents (if required by Section 10.6 of the Credit Agreement):

_________________________________________, as	Web.com Group, Inc.
Administrative Agent

By:	By:
Title:	Title:

__________________________________________, as
Administrative Agent

By:
Title:

__________________________________________, as
Issuing Lender

By:
Title:

EXHIBIT E-1

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  ______________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(e) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1.  The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2.  The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3.  The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4.  The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5.  No payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate prior to the next payment date following such change for any payment to the undersigned under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:  ____________________

EXHIBIT E-2

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  ______________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(e) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1.  The Non-U.S. Lender is the sole record owner of the Loans in respect of which it is providing this certificate.

2.  The Non-U.S. Lender’s partners/members are the sole beneficial owners of such Loans.

3.  Neither the Non-U.S. Lender nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a) none of the Non-U.S. Lender’ s partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) none of the Non-U.S. Lender’s partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

4.  None of the Non-U.S. Lender’s partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

5.  Non of the Non-U.S. Lender’s partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

6.  No payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished Administrative Agent and the Borrower with Internal Revenue Service Form W-IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate prior to the next payment date following such change for any payment to the undersigned under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:  ____________________

EXHIBIT E-3

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  ______________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(e) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1.  The Non-U.S. Lender is the sole record and beneficial owner of the participation in respect of which it is providing this certificate.

2.  The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3.  The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4.  The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5.  No payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall furnish such Non-U.S. Lender a properly completed and currently effective certificate prior to the next payment date following such change for any payment to the undersigned under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:  ____________________

EXHIBIT E-4

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of July 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Web.com Group, Inc. (the “Borrower”), the Lenders party thereto, the Syndication Agent named therein and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  ______________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(e) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1.  The Non-U.S. Lender is the sole record owner of the participation in respect of which it is providing this certificate.

2.  The partners/members of the Non-U.S. Lender are the sole beneficial owners of such participation.

3.  Neither the Non-U.S. Lender nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a) None of the partners/members of the Non-U.S. Lender is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) None of the partners/members of the Non-U.S. Lender has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

4.  None of the partners/members of the Non-U.S. Lender is a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

5.  None of the partners/members of the Non-U.S. Lender is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

6.  No payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall furnish such Non-U.S. Lender a properly completed and currently effective certificate prior to the next payment date following such change for any payment to the undersigned under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:  ____________________

EXHIBIT F

FORM OF BORROWING NOTICE

To:	Royal Bank of Canada
P.O. Box 50, 200 Bay Street
Royal Bank Plaza
12th Floor, South Tower
Toronto, Ontario
M5J2W7
Attention:  Manager, Agency
Telecopy:  (416) 842-4023
Telephone:  [  ]

Reference is hereby made to the Credit Agreement, dated as of July 30, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Web.com Group, Inc., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Royal Bank of Canada, as administrative agent, and the other agents named therein.

Pursuant to Section [2.2][2.5] of the Credit Agreement, the Borrower hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made to it in the form of [Term Loans][Revolving Loans] on the date indicated below:

Type of Loan (check one)	Interest Period*	Amount**	Date of Loan***

ABR Loan	______	_________	____________
Eurodollar Loan	______	_________	____________

The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:

*      For any Eurodollar Loan, one, two, three or six months (or, if agreed by all applicable Lenders under the relevant Facility, nine or twelve months).

**    If a Revolving Loan, (i) ABR Loans must be at least $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (ii) Eurodollar Loans must be at least $2,500,000 or a whole multiple of $500,000 in excess thereof.

***  At least three (3) Business Days later if a Eurodollar Loan or one (1) Business Day if an ABR Loan.

 [insert transmittal instructions].

The undersigned Borrower hereby certifies that:

1.           No Default or Event of Default has occurred and is continuing either now or after giving effect to the extension of credit described herein; and

2.           All of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

WEB.COM GROUP, INC.

By:
Name:
Title:

Date: __________________________

EXHIBIT G

FORM OF LOAN CONVERSION AND CONTINUATION NOTICE

Pursuant to that certain Credit Agreement, dated as of July 30, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Web.com Group, Inc., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Royal Bank of Canada, as administrative agent, and the other agents named therein, this represents the Borrower’s request to convert or continue Loans originally dated as of _________ __, ____ with an aggregate principal amount of $_____________ (the “Original Borrowing”) as follows:

1.            Effective Date of conversion/continuation (which shall be a Business Day):  __________________________________________________3

2.            Amount of borrowing being converted/continued:  $/US$______________

3.            Nature of conversion/continuation:

[ ] a.	Conversion of ABR Loan to Eurodollar Loan

Specify portion of Original Borrowing to be allocated to such resulting Eurodollar Loan, if applicable:$____________

[ ] b.	Conversion of Eurodollar Loan to ABR Loan

Specify portion of Original Borrowing to be allocated to such resulting ABR Loan, if applicable: $_______________

[ ]c.	Continuation of Eurodollar Loan

Specify portion of Original Borrowing to be allocated to such continuation of Eurodollar Loan, if applicable: $_______________

If borrowings are being continued as or converted to Eurodollar Loans, the duration of the new Interest Period (as contemplated by the definition of “Interest Period” in the Credit Agreement) that commences on the conversion/ continuation date:
_______________  month(s)**

Upon delivery of this Loan Conversion Notice and upon effectiveness of the requested continuation or conversion, as applicable, the Borrower shall be deemed to have represented and warranted that the conditions to such conversion or continuation, as applicable, specified in Section 2.12 of the Credit Agreement have been satisfied.

3
For a conversion to ABR Loans, notice must be delivered to the Administrative Agent no later than 11:00 A.M, New York City time, on the Business Day preceding the proposed conversion.  For a conversion to Eurodollar Loans, notice must be delivered to the Administrative Agent no later than 11:00 A.M, New York City time, on the third Business Day preceding the proposed conversion.

**	For any Eurodollar Loan, one, two, three or six months (or, if agreed by all applicable Lenders under the relevant Facility, nine or twelve months)

Delivery of an executed counterpart of this Loan Conversion Notice by facsimile or electronic mail shall be as effective as delivery of an original executed counterpart hereof.

DATED: ___________________	WEB.COM GROUP, INC.

By:

Title:

EXHIBIT H
APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

TO:	ROYAL BANK OF CANADA	L/C NO.
	ONE LIBERTY PLAZA	(For Bank Use Only)
	NEW YORK, N.Y. 10006-1404	DATE:
Fax: (212) 428-3015

Please issue for our account an irrevocable Standby Letter of Credit as set forth below by:

☐    Courier        ☐    Hand delivery        ☐ Swift

Advising Bank (If blank, use correspondent bank) NONE	For Account of (Applicant)
In Favor of (Beneficiary)	Amount and Type of Currency ___________________________________________ Amount in Words Drafts must be presented to Drawee’s counters at One Liberty Plaza on or before expiration date

Available by Drafts at sight drawn on yourselves accompanied by the following documents:

☐	Issue as per the attached format

☐	Beneficiary's signed statement worded as follows (kindly state exact wording that is to appear on the statement accompanying the draft). ____________________________________________________________

☐	Other documents: _________________________________________________________________________

☐
Special instructions to be an integral part or this application (if necessary, attach addendum and sign in addition to this application).  ___________________________________________________________________

At the bank’s discretion, this Letter of Credit may be issued subject to the Uniform Customs and Practice for Documentary Credits or the International Standby Practices (ISP98) as in effect on the date of issuance.

IN CONSIDERATION OF THE ESTABLISHMENT OF THE CREDIT SUBSTANTIALLY AS APPLIED FOR HEREIN, APPLICANT ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS DATED JULY 30 2010 AND THE TERMS AND CONDISITIONS OF THE CREDIT AGREEMENT, DATED AS OF JULY 30, 2010, AMONG WEB,COM GROUP, INC., THE SEVERAL LENDERS FROM TIME TO TIME PARTIES THERETO, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT. IN THE EVENT OF A CONFLICT THE TERMS AND CONDITIONS OF THE CREDIT AGREEMENT SHALL PEVAIL.

(Print name of Applicant)

By:
Title:
Address:

PLEASE SIGN OFFICIALLY.  IF MORE THAN ONE APPLICANT, EACH SHOULD SIGN THE APPLICATION.

EXHIBIT I-1

[FORM OF]

TERM LOAN NOTE

$[                      ]
July 30, 2010

FOR VALUE RECEIVED, WEB.COM GROUP, INC., a Delaware corporation (“Borrower”), promises to pay [], (“Payee”) or its registered assigns, on or before July 30, 2015, the lesser of (a) [] ($[]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Term Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 30, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BORROWER, as Borrower, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, and ROYAL BANK OF CANADA, as Administrative Agent.

This Note is one of the Notes issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and the Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder (except as expressly provided in the Credit Agreement and the Loan Documents).

[Signature Page Follows]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

WEB.COM GROUP, INC.

By:
Name:
Title:

[Signature Page to [                              ] Term Loan Note]

TRANSACTIONS ON
TERM LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT I-2

[FORM OF]

REVOLVING LOAN NOTE

$[                      ]
July 30, 2010

FOR VALUE RECEIVED, WEB.COM GROUP, INC., a Delaware corporation (“Borrower”), promises to pay [______________], (“Payee”) or its registered assigns, on or before July 30, 2015, the lesser of (a) [_______________________] ($[________]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 30, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BORROWER, as Borrower, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, and ROYAL BANK OF CANADA, as Administrative Agent.

This Note is one of the Notes issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and the Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder (except as expressly provided in the Credit Agreement and the Loan Documents).

[Signature Page Follows]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

WEB.COM GROUP, INC.

By:
Name:
Title:

[Signature Page to [                                 ] Revolving Loan Note]

TRANSACTIONS ON REVOLVING LOAN NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

[Credit Agreement Signature Page]